UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56021	98-1463868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Madison Ave., 14th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip code)

(646) 600-9181

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2023, each of Katie J. Bayne, Patricia Lopez, Douglas Maine and Steve Strom resigned as a member of the board of directors (the “Board”) of Acreage Holdings, Inc. (the “Company”), effective as of June 15, 2023. None of the resignations was the result of a disagreement between the director and the Company on any matter relating to the Company’s operations, policies or practices.  As a result of the resignations, the remaining members of the Board are Peter Caldini, John Boehner, Brian Mulroney, Kevin P. Murphy and William C. Van Faasen.

Additionally, the Company announced that Peter Caldini, who as previously announced will step down from the role of Chief Executive Officer on June 30, 2023, resigned from the Board effective as of the date of his resignation as CEO. The Board appointed Dennis Curran, Acreage’scurrent Chief Operating Officer, to assume the roles of Chief Executive Officer and director on July 1, 2023. As a non-independent director, Mr. Curran will not receive any additional compensation for service as a director.

Following Mr. Caldini’s resignation and Mr. Curran’s appointment, the size of the Board will be reduced to five members.

There are no arrangements or understandings with any other person pursuant to which Mr. Curran will be elected as a director, and there are no family relationships between Mr. Curran and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Curran and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a result of the changes in Board composition , William C. Van Faasen, John Boehner and Peter Caldini have been appointed to the Company’s Audit Committee. John Boehner, William C. Van Faasen and Kevin P. Murphy have been appointed to the Company’s Compensation and Corporate Governance Committee.

The resignations reflect the Company’s desire to reconstitute the size and composition of the Board in anticipation of the Company’s proposed transaction with Canopy Growth Corporation and the related capital reorganization (as defined under the Company’s Floating Share Arrangement Arrangement).

On June 16, 2023, the Company issued a news release relating to the changes to the composition of its Board, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Acreage Holdings, Inc., dated June 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACREAGE HOLDINGS, INC.

By:	/s/ Corey Sheahan
Corey Sheahan
Executive Vice President, General Counsel and Secretary

Date: June 16, 2023